Exhibit 99.1

About RLJ Entertainment (Nasdaq: RLJE) We are a content company above all else – and we are platform agnostic. We focus on genres with distinct passionate audiences. Control / own over 5,300 programs, plus valuable IP ownership Long-term (5-25 year) contracts for exclusive content rights providing control over exploitation Through our 64% equity ownership of the business, RLJE operates and manages the Agatha Christie content library, including television and film production, publishing and stage play rights Growing producer of UK television franchise programming such as Foyle’s War Monetize our content across all platforms: * Digital (streaming, download) VOD Broadcast / Cable Direct-to-consumer Ecommerce DVD / BD Mobile Box-Office In key product categories, we hold leadership positions : Urban / Afro-American British drama and mystery Action/Horror Genre Feature Films Led by Board Chairman, Robert L. Johnson, (founder of BET); Miguel Penella, former CEO of Acorn Media Group; Drew Wilson, former Div CFO of Discovery Communications, LLC nique Content Library – Over 5,300 titles * ACORN IMAGE Increasing IP ownership Quality drama / mysteries Long-running franchises / proven hits Passionate fans Direct consumer relationship Leading film licensor Focused genre (action/horror) Long-term rights – 5 – 25 years High digital / VOD value Pre-buy films before the competition ACACIA ATHENA URBAN